CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of ELine Entertainment Group, Inc. (formerly ELine Music.com., Inc.) of our report dated January 15, 2001, on our audit of the financial statements of ELine Entertainment Group, Inc. as of October 31, 2000, and for the period from November 2, 1999 (date of inception) to October 31, 2000, which report is included in the Company's Annual Report on Form 10-KSB.

J.H. COHN LLP

Roseland, New Jersey

June 27, 2001